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                                                                    Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Credit Suisse First Boston (USA), Inc.:

We consent to the incorporation by reference in the registration statement on Form S-3 dated October 19, 2001, of our report dated February 8, 2001, expect as to notes 21 and 22, which are as of March 26, 2001, relating to the consolidated statements of financial condition of Credit Suisse First Boston
(USA), Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2000 annual report on Form 10-K/A of Credit Suisse First Boston (USA), Inc., also incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP


New York, New York
October 18, 2001